Exhibit 99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 7,760
Domini Social Equity Fund - Class A Shares $ 644
Domini Social Equity Fund - Institutional Shares $ 6,399
Domini Social Equity Fund - Class R Shares $ 4,453

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.4884
Domini Social Equity Fund - Class A Shares $ 0.6513
Domini Social Equity Fund - Institutional Shares $ 0.7003
Domini Social Equity Fund - Class R Shares $ 0.6986

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 15,812
Domini Social Equity Fund - Class A Shares 1,158
Domini Social Equity Fund - Institutional Shares 9,138
Domini Social Equity Fund - Class R Shares 7,130

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $41.49
Domini Social Equity Fund - Class A Shares $7.33
Domini Social Equity Fund - Institutional Shares $22.40
Domini Social Equity Fund - Class R Shares $6.20

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 3,272
Domini Institutional Social Equity Fund – Class A Shares $ 494
Domini Institutional Social Equity Fund - Institutional Shares $1,953

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.0661
Domini Institutional Social Equity Fund – Class A Shares $ 0.0692
Domini Institutional Social Equity Fund - Institutional Shares $ 0.1038

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 52,113
Domini Institutional Social Equity Fund - Class A Shares 7,107
Domini Institutional Social Equity Fund - Institutional Shares 22,591

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $7.38
Domini Institutional Social Equity Fund - Class A Shares $7.76
Domini Institutional Social Equity Fund - Institutional Shares $7.39